Exhibit 15.1

Acknowledgement of Independent Registered Public Accounting Firm

November 7, 2008

The Board of Directors

Untied Stationers Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 333-134058, No. 333-120563, No. 333-66352, No. 333-37665) of United Stationers Inc. of our report dated November 7, 2008 relating to the unaudited condensed consolidated interim financial statements of United Stationers Inc. that are included in its Forms 10-Q for the quarter ended September 30, 2008.

/s/ Ernst & Young LLP